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                               PROMISSORY NOTE

$                                                     BOULDER, COLORADO, 1998
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A. PAYMENT.

    For value received, the undersigned New Frontier Media, Inc., a Colorado corporation, and Mark Kreloff, an individual, and Michael Weiner, an individual, as individual guarantors, (collectively "Payors"), jointly and severally, promise to pay to Maxim Financial Corp., a Colorado corporation ("Payee" or "Holder"), or order, the principal sum of _______________ ($_____.00) with interest at the rate of nine percent (9%) per annum, as follows:

          (1) Principal and all accrued interest is due and payable on or before September 30, 1998.

B. APPLICATION.

     Any amounts received will be credited first to the unpaid principal. Principal will be payable in lawful money of the United States at the Office of Payee in Boulder, Colorado, or such other place as the Holder may, from time to time, designate to Payors in writing.

C. EVENTS OF DEFAULT.

     Each of the following events will constitute an "Event of Default" under this Note:

         (1) The failure of Payors to make any payment of principal on this Note on the date such payment becomes due and payable.

         (2) If Payors default under or breach any term or provision of this Note other than Subparagraph C(1), above.

         (3) Any repudiation by Payors of any obligation under this Note.

         (4) Payors, or either of them, admit in writing their inability to pay their debts as they become due, or seek to avail themselves of any law for the release of insolvent debtors.

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          (5)  A custodian, trustee, receiver or agent is appointed or takes possession of all or substantially all of property of Payors, or either of them, and such custodian, trustee, receiver or agent is not removed within thirty (30) days.

          (6) If Payors, or any of them, are generally not paying their debts as such debts become due.

          (7) If Payors, or either of them, become "insolvent" as that term is defined in Section 101(26) of the "Bankruptcy Code" (Title 11 of the United States Code; 11 U.S.C. SS 101 et.seq.).

          (8) If Payors, or any of them, file a petition with the Bankruptcy Court unless the Bankruptcy Code, or (b) otherwise file any petition or apply to any tribunal for appointment of a custodian, trustee, receiver or agent of Payors, or any of them, or commence any proceeding relating to Payors, or any of them, under any bankruptcy or reorganization statute or under any arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect.

          (9) If any petition is filed against Payors, or any of them, under the Bankruptcy Code and either (a) the Bankruptcy Court orders relief against Payors, or any of them, under the chapter of the Bankruptcy Code under which the petition was filed, or (b) such a petition is not dismissed by the Bankruptcy Court within thirty (30) days of filing.

          (10) If any petition or application of the type as described in subparagraph (8), above, is filed against Payors, or any of them, or any proceeding of the type described in subparagraph (8), above, is commenced and either (a) Payors, or any of them, consent thereto or acquiesce therein, or
(b) an order is entered appointing any such custodian, trustee, receiver or agent, adjudicating Payors, or any of them, bankrupt or insolvent, or approving such petition or application in any such proceeding, and any such order remains in effect for more than thirty (30) days.

D.  OCCURRENCE OF EVENT OF DEFAULT AND REMEDIES.

          (1) Upon the occurrence of any Event of Default, the unpaid principal will, at the option of the Holder, and without demand or notice (except as may otherwise be provided in this Note or by law) become immediately due and payable.


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          (2)  The failure of the Holder to exercise, in the case of one or more Events of Default, any right or remedy given in this Note, will not preclude the Holder from exercising any right or remedy given in this Note in case of one or more subsequent Events of Default. In addition to the rights, powers and remedies given in this Note, the Holder may, in its sole and absolute discretion, at any time and from time to time, exercise any and all rights, powers and pursue any and all remedies now or hereafter provided by law or equity. The failure to exercise in the case of one or more Events of Default, any right or remedy given in this Note or by law or equity will not preclude the Holder from exercising any right or remedy given in this Note or by law or equity in the case of one or more subsequent Events of Default.

E.   NOTICES.

     All notices, requests, demands and communications required, provided for or contemplated in this Note must be in writing and will be deemed to have been given when personally delivered to the party to whom addressed or when personally delivered to the party to whom addressed or seventy-two (72) hours after deposit in any United States Post Office, sent by registered or certified mail, return receipt requested, postage prepaid and addressed as follows:

                         If to Payors:
                         New Frontier Media, Inc.
                         Mark Kreloff
                         Michael Weiner
                         1050 Walnut Street, Suite 301
                         Boulder, Colorado 80304

     The addresses and addressees for purposes of this Paragraph may be changed by giving written notice of such change to the other parties as provided in this Paragraph for giving notice. However, unless and until such written notice of change is actually received, the last address and addressee as stated by written notice, or as provided in this Note, if no written notice of change has been sent or received, will be deemed to continue in effect for all purposes.

F.   NO WAIVER.

     No course of dealing between Payors, or any of them, and the Holder and no delay on the part of the Holder in exercising any rights under this Note will operate as a waiver of the rights of the Holder. No covenant or other provision of this Note or any default or Event of Default in connection


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with this Note may be waived except by a written instrument signed by the parties so waiving such covenant or other provision of default or Event of Default; provided, however, that no such waiver will extend to or impair any obligation not expressly waived or impair any rights which result from that obligation. Any waiver may be given subject to satisfaction of conditions stated in the waiver.

G.  SUCCESSORS.

     The obligations of Payors under this Note may not be assumed, and the rights of Payors may not be assigned to any person or entity without the express written consent of the Holder. All covenants and agreements of this Note are deemed material and will bind the successors and assigns of Payors and all such covenants and agreements will inure to the benefit of the Payee/Holder of this Note and its nominees, successors and assigns, whether expressed or not. Payee and any Holder may assign this Note to any person or entity.

H.  NO RELEASE.

     No extension of time for payment of this Note, or any installment thereof, or any dealings or agreement with any guarantor of this Note, will operate to release, discharge, modify, change or affect the original liability of Payors under this Note either in whole or in part.

I.  NO NOTICE.

     In connection with this Note and the indebtedness evidenced by this Note, Payors jointly and severally, and to the extent permitted by law (a) waive demand, presentment for payment, notice of dishonor, protest and notice of protest; (b) waive any and all lack of diligence or delays in the collection or enforcement of this Note; and (c) consent that the time of payment may be extended or this Note may be renewed without notice, and without releasing Payors.

J.  ATTORNEY'S FEES.

     If an action is instituted on this Note, or if any other judicial proceedings are instituted by the Holder, or if an attorney is employed or consulted by the Holder in connection with this Note with respect to a pending Event of Default, including, but not limited to, proceedings under the Bankruptcy Code, or in or under the Probate Code, or in connection with any state or federal tax lien, or for the appointment of a receiver, then Payors, and every person or entity who assumes the obligations evidenced by this Note, jointly and severally, promise to pay reasonable attorneys' and

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accounting fees for services performed by the Holder's attorneys and all court costs and expenses incurred incident to such appointment.

K. NO SET OFF.

     Payors waive all rights to set off and counterclaim with respect to payment of this Note.

L. PREPAYMENT.

     This note may be prepaid at any time without penalty.

M. INVALIDITY.

     In the event that any one or more provisions contained in this Note are, for any reason, held to be invalid, illegal or unenforceable in any respect or in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Note in such jurisdiction or in any other jurisdiction, but this Note will be construed as if the invalid, illegal or unenforceable provision was not a part of this Note.

N. MISCELLANEOUS.

     (1) Whenever used, the singular number will include the plural and the use of any gender will include all genders, whenever the context requires.

     (2) This Note will be governed by and construed in accordance with the laws of the State of Colorado.

     (3) Time is strictly of the essence under this Note and any amendment, modification or revision to this Note.

     (4) All covenants, agreements, liabilities and obligations under this Note shall be joint and several.

Con't.

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     (5)  Payors hereby waive all rights of setoff and counterclaim with respect to this Note, including rights of setoff and counterclaim with respect to this Note which may arise from claims heretofore unknown to Payors.

     IN WITNESS WHEREOF, this Note has been executed by Payors as of the date and year specified on the front of this Note.



/s/ Mark Kreloff                              /s/ Michael Weiner
------------------------------------          ------------------------------
Mark Kreloff, an individual                   NEW FRONTIER MEDIA, INC.


/s/ Michael Weiner
------------------------------------
Michael Weiner, an individual









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